Exhibit 99.2

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
APRIL 4, 2006

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT - INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MEDIA CONTACT: THOMAS S. PRICE, JR. SENIOR VICE PRESIDENT - CORPORATE DEVELOPMENT (405) 879-9257

CHESAPEAKE ENERGY CORPORATION ANNOUNCES

EXECUTIVE PROMOTIONS AND NEW HIRES

OKLAHOMA CITY, OKLAHOMA, APRIL 4, 2006 – Chesapeake Energy Corporation (NYSE:CHK) today announced the following recent executive promotions and new hires.

Steven C. Dixon, 47, has been promoted to Executive Vice President – Operations and Chief Operating Officer. Mr. Dixon had served for 11 years as Senior Vice President – Production following four years as Vice President – Exploration. Prior to joining Chesapeake in 1991, Mr. Dixon was a self-employed geological consultant for seven years in Wichita, Kansas. He began his career with Beren Corporation in Wichita, Kansas where he worked as a geologist for three years. Mr. Dixon holds a Bachelor of Science degree in Geology from the University of Kansas.

J. Mark Lester, 53, has been promoted to Executive Vice President – Exploration. Mr. Lester had served as Senior Vice President – Exploration for 11 years after serving for six years as Vice President – Exploration. Mr. Lester joined the company in 1989 following three years as a self-employed consultant to Chesapeake’s co-founders. Previously, he was employed by various independent oil companies in Oklahoma City for six years and was also formerly employed by Union Oil Company of California for three years as a geophysicist. Mr. Lester graduated from Purdue University with a Bachelor of Science degree in Engineering Geology and with a Master of Science degree in Geophysics.

Douglas J. Jacobson, 52, has been promoted to Executive Vice President – Acquisitions and Divestitures. Mr. Jacobson had previously served for seven years as Senior Vice President – Acquisitions and Divestitures. Mr. Jacobson joined Chesapeake in 1999 after 19 years with Samson Investment Company, where he served in various capacities, most recently as Senior Vice President – Project Development and Marketing. Mr. Jacobson also worked for three years as an accountant at Peat, Marwick, Mitchell & Co in Tulsa. Mr. Jacobson is a Certified Public Accountant and graduated from John Brown University with a Bachelor of Business Administration degree and from the University of Arkansas with a Master of Science degree in Accounting.

Henry J. Hood, 45, has been named to the additional post of General Counsel in addition to retaining his current responsibilities as Senior Vice President of Land and Legal, a position he has held since 1997. Mr. Hood had served as Vice President – Land and Legal from 1995-1997 and was a consultant to the company for two years prior. Before joining the company, he was associated with or a partner of the law firm of Watson & McKenzie from 1987-1992. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood earned a Bachelor of Arts degree from Duke University in 1982 and a Juris Doctor of Law degree from the University of Oklahoma College of Law in 1985.

Jeffrey A. Fisher, 46, has been promoted to Senior Vice President – Production to fill Mr. Dixon’s former position. Mr. Fisher had served as Vice President – Operations for Chesapeake’s Southern Division since mid 2005 and also served for two years as Operations Manager. Prior to joining Chesapeake, Mr. Fisher worked for three years as a Resource Manager and Asset Manager for BP in its Mid-Continent Business Unit in Houston and previously worked for seven years as an Engineering Manager with Vastar Resources. He began his career with ARCO where he worked for ten years in technical and management positions. Mr. Fisher holds a Bachelor of Science degree in Mechanical Engineering from Oklahoma State University.

Jeffrey L. Mobley, 36, has been promoted to Senior Vice President – Investor Relations and Research. Mr. Mobley had previously served as Vice President – Investor Relations and Research. Prior to joining Chesapeake in May 2005, Mr. Mobley worked for three years at Raymond James & Associates as Vice President of Equity Research focusing on the exploration and production sector. Mr. Mobley’s professional experience also includes eight years in the energy investment banking and private equity sectors. He is a CFA Charterholder and holds a Bachelor of Science degree from New Mexico State University and a Masters of Business Administration degree in finance from The Wharton School of Business.

Cathy L. Tompkins, 44, has been promoted to Senior Vice President – Information Technology. Ms. Tompkins had previously served as Vice President – Information Technology. Prior to joining Chesapeake in November 2004, Ms. Tompkins spent 20 years in IT management and technical positions at various companies including Devon Energy, Ocean Energy, Cabot Oil and Gas, Price Waterhouse and Shell Oil Company. Ms. Tompkins holds a Bachelor of Science degree in Computer Science from the University of Alabama.

William Wade Brawley, 49, has been promoted to Vice President – Land Administration. Previously, Mr. Brawley was Manager of Land Administration. He joined Chesapeake in 1998 and has 25 years of experience in land management, acquisitions, land data systems, operations accounting and business process re-engineering. He previously worked for Coopers & Lybrand, Plains Resources, Inc. and Kerr-McGee (formerly Sun Operating, Inc.). Mr. Brawley holds a Bachelor of Arts degree in Finance from the University of Texas and a Masters of Business Administration degree from Oklahoma City University.

Marty L. Byrd, 49, has been promoted to Vice President – Land for Chesapeake’s Eastern Division. Mr. Byrd had previously served as the Land Manager for the Anadarko Basin in the company’s Northern Division. He joined Chesapeake in 2001 after 21 years in land departments at various companies including George Rodman, Inc., National Oil Company, BHP Petroleum (Americas) Inc., Park Avenue Exploration Inc., and K Stewart Petroleum. Mr. Byrd holds a Bachelor of Arts degree in Marketing from the University of Central Oklahoma.

Gary L. Egger, 53, has been promoted to Vice President – Reservoir Engineering. Mr. Egger had previously served as Chesapeake’s Corporate Reservoir Engineering Manager. He joined Chesapeake in 1998 after 18 years with Lee Keeling and Associates in Tulsa, OK as a Senior Evaluation Engineer. He began his career in 1975 with Marathon Oil Company in Lafayette, Louisiana. Mr. Egger is a Registered Professional Engineer in the State of Oklahoma and holds a Bachelor of Science degree in Petroleum Engineering from Marietta College.

John M. Kapchinske, 55, has been promoted to Vice President – Geoscience for Chesapeake’s Southern Division. Previously, Mr. Kapchinske was Geological Manager for Chesapeake’s Northern Division. He joined Chesapeake in 2001 after three years at HS Resources in Oklahoma City where he was the Exploration Manager for the Mid-Continent District. He also previously worked for Pioneer Natural Resources and began his career with Amoco Production Company in 1980. Mr. Kapchinske holds a Bachelor of Science degree in Geology from Illinois State University and a Master of Science degree in Geology from Northern Illinois University.

Ronnie D. Ward, 51, has been promoted to Vice President – Land for Chesapeake’s Northern Division. He previously served as Land Manager in the Northern Mid-Continent region of Oklahoma. Mr. Ward joined Chesapeake in 1994 after working for 14 years as a partner in Heritage, Ltd., a private land brokerage company, and three years with Clements Energy Company.

Henry G. “Hank” DeWitt, 53, has joined Chesapeake as Vice President – Geoscience for Chesapeake’s Eastern Division. He joined Chesapeake in late 2005 after 24 years at Anadarko Petroleum, most recently as Project Geologist for North American Frontier Exploration. He also previously worked for ExxonMobil and Amoco. Mr. DeWitt holds a Bachelor of Science degree in Geology from the University of Massachusetts – Amherst and a Master of Science degree in Geology from Colorado State University.

Michael A. John, 48, joined the company as Vice President – Operations for Chesapeake’s Eastern Division in November 2005 when Chesapeake closed its acquisition of Columbia Natural Resources, LLC (CNR). Previously, Mr. John served for two years as Senior Vice President of Operations for CNR and for four years as Senior Vice President – Operations and director of CNR’s parent company, Triana Energy Holdings LLC. Mr. John began his career in 1981 with Columbia Gas Transmission and later helped form CNR’s predecessor company in 1989 where he most recently served as Vice President of Business Development. Mr. John holds a Bachelor of Science degree in Petroleum Engineering from West Virginia University.

L. Craig Manaugh, 50, has joined the company as Vice President – Operations for Chesapeake’s Northern Division. Mr. Manaugh previously worked for 19 years at Dominion E&P and its predecessor companies where he had served in various capacities including President and CEO of Dominion Exploration, Canada and Vice President, Engineering – Western Business Unit. He began his career in 1978 with Unocal and later worked for various oil and gas companies in Oklahoma City. Mr. Manaugh holds a Bachelor of Science degree in Petroleum Engineering from Texas Tech University.

Scott D. Sachs, 45, has joined Chesapeake as Vice President – Geosciences for the Chesapeake’s Northern Division. Mr. Sachs worked for 19 years at Marathon Oil Company, where he held numerous technical and leadership positions, most recently as its Worldwide Exploitation Manager in Houston. He began his career at Marathon focused on international exploration projects and later shifted to onshore U.S. exploration and development projects, particularly in the Anadarko, Permian and East Texas basins. He holds a Bachelor of Science degree in Geology from Bowling Green State University and a Master of Science degree in Geology from the University of Texas at Arlington.

Stephen M. Warnick, 50, joined the company as Vice President – Marketing for Chesapeake’s Eastern Division in November 2005 when Chesapeake closed its acquisition of CNR. Previously, Mr. Warnick served as Vice President of Business Development for CNR. He began his career in 1979 with Columbia Gas Transmission where he worked for 22 years and held executive positions in marketing, regulatory affairs and finance. Mr. Warnick holds a Bachelor of Science degree in Business and Economics and a Masters of Business Administration degree from West Virginia University.

Alan D. Lavenue, 45, has been promoted to President of MidCon Compression, L.P., Chesapeake’s wholly-owned gas compression subsidiary. Mr. Lavenue was previously Vice President of Sales for the Northern Region with Hanover Compressor Company for eight years prior to joining MidCon Compression as its first employee in 2003. He holds a Bachelor of Science degree in Industrial Distribution from the School of Engineering at Texas A&M University.

Sam R. McCaskill, 64, has been promoted to President of Nomac Drilling Corporation, Chesapeake’s wholly-owned drilling rig subsidiary. He joined Chesapeake in 1997 as a Drilling Superintendent and was later promoted to Operations Manager for Nomac in 2000. A career driller with over 40 years of experience, Mr. McCaskell had previously worked as a Toolpusher at O.F. Warren Company for five years in addition to ten years with Nicor Drilling and ten years for Adcor Drilling as Operations Manager.

Management Comments

Aubrey K. McClendon, Chairman and Chief Executive Officer, commented, “We are extremely pleased to hire and promote these talented professionals to additional levels of responsibility. These new hires and promotions recognize the considerable accomplishments of these executives and their valuable contributions to Chesapeake. In addition, we are pleased that Chesapeake continues to attract very capable and experienced industry professionals given high demand and competition at a time of strong industry activity. Last year alone, Chesapeake hired more than 1,100 employees and now has more than 3,400 employees, of whom approximately 70% work in the company’s E&P operations and 30% in the company’s service operations. These additions to our executive staff further strengthen and deepen Chesapeake’s talented management team and will help the company to continue executing its distinctive and successful business strategy.”

Chesapeake Energy Corporation is the second largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast, Barnett Shale, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.

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